UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 12, 2007

GIBRALTAR INDUSTRIES, INC.
(Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation )	0-22462 (Commission File Number)	16-1445150 (IRS Employer Identification No.)

3556 Lake Shore Road
P.O. Box 2028
Buffalo, New York 14219-0228
(Address of principal executive offices) (Zip Code)

(716) 826-6500
(Registrant’s telephone number, including area code )

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01. Entry into a Material Definitive Agreement.
On April 10, 2007, Noll Acquisition, LLC (the “Buyer”), a Delaware limited liability company, all the issued and outstanding membership interests of which are owned indirectly by Gibraltar Industries, Inc. (the “Company”), and The Employee Ownership Holding Company, Inc., N & NW Manufacturing Holding Company, Inc., Noll Manufacturing Company, M & N Plastics, Inc. and TEOHC Real Estate Holding Company LLC (collectively, the “Sellers”) entered into Amendment No. 1 (the “Amendment”) to the Asset Purchase Agreement they entered into March 9, 2007. The Amendment clarified certain provisions of the Asset Purchase Agreement.
ITEM 2.01. Completion of Acquisition or Disposition of Assets.
Concurrently with execution of the Amendment, the Buyer purchased from the Sellers, and the Sellers sold to the Buyer, substantially all the assets of the Sellers’ sheet metal building products, furnace pipe and fittings, plastic building products, galvanized ware, and stove and wood burning products business (the “Business”) for cash consideration of approximately $60,880,000 and the assumption of certain liabilities. The Purchase Price is subject to adjustment to the extent the net working capital of the Business, determined as of the closing of the transaction, is greater or less than $18,600,000.
The description of the transactions contained in Items 1.01 and 2.01 of this report does not purport to be complete and is qualified in its entirety by reference to the terms, provisions, conditions, and covenants of the Asset Purchase Agreement, that we filed as Exhibit 10.1 to our Report on Form 8-K filed March 15, 2007, and the Amendment, that we have filed as Exhibit 10.1 hereto and incorporated herein by reference. The Asset Purchase Agreement and the Amendment have been filed to provide investors and security holders with information regarding their terms, provisions, conditions and covenants and are not intended to provide any other factual information respecting the Buyer or the Company. In particular the Asset Purchase Agreement and the Amendment contain representations and warranties the Buyer and Sellers made to and solely for the benefit of each other, allocating among themselves various risks of the transaction. The assertions embodied in those representations and warranties are qualified or modified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Asset Purchase Agreement and the Amendment. Moreover,

information concerning the subject matter of the representations and warranties may change after the dates of the Asset Purchase Agreement and the Amendment, and thus such subsequent information may or may not be fully reflected in our public disclosures. Accordingly, investors and security holders should not rely on the representations and warranties in the Asset Purchase Agreement and/or the Amendment as characterizations of the actual state of any fact or facts.
ITEM 8.01. Other Events
On April 11, 2007, the Company issued a press release announcing that it had completed the purchase of the Sellers’ Business. A copy of that press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.
ITEM 9.01. Financial Statements and Exhibits
     (c) Exhibits.
     10.1 Amendment No. 1 to Asset Purchase Agreement among Noll Acquisition, LLC, and The Employee Ownership Holding Company, Inc., N & NW Manufacturing Holding Company, Inc., Noll Manufacturing Company, M & N Plastics, Inc. and TEOHC Real Estate Holding Company LLC dated April 10, 2007
     99.1 Press Release issued April 11, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 12, 2007
GIBRALTAR INDUSTRIES, INC.
	By:	/S/ David W. Kay
		Name:	David W. Kay
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX
     10.1 Amendment No. 1 to Asset Purchase Agreement among Noll Acquisition, LLC, and The Employee Ownership Holding Company, Inc., N & NW Manufacturing Holding Company, Inc., Noll Manufacturing Company, M & N Plastics, Inc. and TEOHC Real Estate Holding Company LLC dated April 10, 2007.
     99.1 Press Release issued April 11, 2007